Exhibit 99.2

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements presented below are derived from the historical consolidated financial statements of each of August Technology Corporation (collectively with its subsidiaries, the “Company”) and Semiconductor Technologies & Instruments, Inc. (“STI”). The unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with the Company treated as the acquiror and as if the STI acquisition had been completed as of the beginning of the periods presented for statements of operations purposes and as of March 31, 2003 for balance sheet purposes.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, STI’s audited financial statements, found elsewhere in this form 8-K/A, and the notes accompanying the unaudited pro forma condensed combined financial statements.  The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the STI acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the STI acquisition.

AUGUST TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2003
(In thousands)

	August	STI	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,974	$259	$(259	)(A)	$724
			(1,250	)(B)
Short-term investments	13,719	—			13,719
Accounts receivable, net	4,928	410	—		5,338
Inventories, net	9,441	831	534	(B)	10,806
Prepaid expenses and other current assets	1,082	70	(150	)(B)	1,002
Total current assets	31,144	1,570	(1,125)		31,589

Property and equipment, net	3,306	715	(275	)(B)	3,746
Long-term investments	3,003	—	—		3,003
Other assets	682	25	(25	)(A)	682
Due from related parties	—	5,205	(5,205	)(A)	—
Purchased technology	—	—	342	(B)	342
Total assets	$38,135	$7,515	$(6,288)		$39,362

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,402	$67	$(67	)(A)	$2,402
Accrued compensation	980	160	(160	)(A)	980
Accrued liabilities	329	85	(4	)(A)	410
Deferred revenue	—	988	(658	)(B)	330
Customer deposits	1,721	60	—		1,781
Total current liabilities	5,432	1,360	(889)		5,903

Other non-current liabilities	97	—	—		97
Due to related parties	—	19,974	(19,974	)(A)	—
Total liabilities	5,529	21,334	(20,863)		6,000

Shareholders’ equity (deficit)	32,606	(13,819)	756	(B)	33,362
			14,716	(A)
			(897	)(B)
Total shareholders’ equity (deficit)	32,606	(13,819)	14,575		33,362
Total liabilities and shareholders’ equity	$38,135	$7,515	$(6,288)		$39,362

See accompanying notes to unaudited pro forma condensed combined financial statements.

AUGUST TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(In thousands, except per share amounts)

	August	STI	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$6,563	$270	$—		$6,833
Cost of revenues	2,955	196	—		3,151
Gross profit	3,608	74	—		3,682

Selling, general and administrative expenses	3,207	456	(27	)(C)	3,632
			(21	)(D)
			17	(E)
Research and development expenses	2,768	392	—		3,160
Operating income (loss)	(2,367)	(774)	31		(3,110)

Interest income (expense)	98	—	(6	)(F)	92
Income (loss) before benefit from income taxes	(2,269)	(774)	25		(3,018)
Benefit from income taxes	—	—	—		—
Net income (loss)	$(2,269)	$(774)	$25		$(3,018)

Weighted average common shares:
Basic	13,158		215	(H)	13,373
Diluted	13,158		215		13,373

Net loss per share:
Basic	$(0.17)				$(0.23)
Diluted	$(0.17)				$(0.23)

See accompanying notes to unaudited pro forma condensed combined financial statements.

AUGUST TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(In thousands, except per share amounts)

	August	STI		Pro Forma Adjustments		Pro Forma Combined
Net revenues	$25,058	$3,211		$—		$28,269
Cost of revenues	11,068	2,480		—		13,548
Gross profit	13,990	731		—		14,721

Selling, general and administrative expenses	11,769	3,624		(108	)(C)	15,269
				(85	)(D)
				69	(E)
Research and development expenses	9,847	2,442		—		12,289
Non-recurring expenses	1,244	—		—		1,244
Operating income (loss)	(8,870)	(5,335)		124		(14,081)

Interest income (expense)	624	—		(22	)(F)	602
Other income	—	1,500	(G)	—		1,500
Income (loss) before benefit from income taxes	(8,246)	(3,835)		102		(11,979)
Benefit from income taxes	—	23		—		23
Net income (loss)	$(8,246)	$(3,812)		$102		$(11,956)

Weighted average common shares:
Basic	13,033			215	(H)	13,248
Diluted	13,033			215		13,248

Net loss per share:
Basic	$(0.63)					$(0.90)
Diluted	$(0.63)					$(0.90)

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except per share amounts)

Based on the finalization of the valuation and other factors, the pro forma adjustments may differ materially from those present in these unaudited pro forma condensed combined financial statements.  A change in the valuation assigned to tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments.  The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

Balance Sheet

(A)      Represents the assets and liabilities that were not acquired in the acquisition of STI as follows:

(Assets not acquired)/Liabilities not assumed:

Cash and cash equivalents	$(259)
Due from related parties	(5,205)
Other assets	(25)
Accounts payable	67
Accrued compensation	160
Accrued liabilities	4
Due to related parties	19,974
Effect on shareholders’ equity	$14,716

As noted in the table above, the due to/(from) related parties were not assumed in the acquisition of STI.  Historically, the related parties did not charge interest to STI on the amounts due.  Therefore, the pro forma statements of operations do not reflect any related party interest expense.

(B)        Represents the allocation of the purchase price of $1,250 of cash, 215 shares of the Company’s Common Stock issued at the April 15, 2003 closing sale price of $3.51 per share on the NASDAQ National Market and $150 of acquisition related costs.  The purchase price was allocated to the assets acquired and liabilities assumed or incurred in connection with the acquisition of STI’s outstanding common stock as follows:

Allocation of purchase price and related elimination entries:

Cash paid	$(1,250)
Prepaid acquisition related costs	(150)
Common Stock issued by the Company	(756)
Total estimated purchase price	(2,156)
Purchase accounting adjustment for acquired:
Property and equipment	(275)
Finished goods inventory	534
Purchased technology	342
Deferred revenue	658
Elimination of the equity of the acquired company	$(897)

Statements of Operations

(C)        Represents the decrease in facility expenses due to the reduction in square footage of leased space as a result of the acquisition.

(D)       Represents amortization expense of purchased technology.  The useful life of the purchased technology is estimated to be 4 years.

(E)         Represents the decrease in depreciation expense due to the reduction in value of the acquired property and equipment.

(F)         Represents interest income foregone on net cash used at 1.6% interest rate per annum.

(G)        Represents the sale of STI’s semiconductor backend inspection systems (“VM”) materials and parts to an affiliated company pursuant to an agreement to transfer the patents and intellectual properties related to the VM product line from STI to an affiliated company.  The amount of consideration was determined based on the market value of the patents and intellectual properties.

(H)       Represents shares of the Company’s Common Stock issued for the acquisition of STI.